Exhibit 99.1

Taboola Beats High End of Guidance in Q3 On All Metrics,
Raises Adj. EBITDA and Non-GAAP Net Income Guidance for 2023

-
Exceeded high end of guidance on all metrics - Q3 2023 Revenues of $360.2M, Gross Profit of $100.7M, ex-TAC Gross Profit of $128.4M, Net loss of $23.1M, Non-GAAP Net Income of $6.7M and Adjusted EBITDA of $22.8M.

-	Net cash provided by operating activities of $32.5M and Free Cash Flow in Q3 2023 of $22.8M.

-	eCommerce double-digit growth in Q3, on track to reach nearly 20% of ex-TAC in 2023.

-	Taboola News, distributing content to Android OEMs continues strong momentum in Q3; on track to grow from $50M in 2022 to almost $100M in 2023.

-	Q3 share buyback of $18.6M brings total buyback to $23.0M through Sept 30, 2023. Announcing additional share repurchase authority of up to $40M and debt repayment of up to $30M.

-	Significant progress on Yahoo partnership with 100% of Yahoo’s global supply now available through Taboola.

-	Raising 2023 Adjusted EBITDA range to $75M - $82M and Non-GAAP Net Income range to $7M - $12M. Continue to expect positive Free Cash Flow.

-	Reiterating 2024 guidance of $200M+ Adjusted EBITDA, $100M+ Free Cash Flow.

New York, NY, November 8, 2023 -- Taboola (Nasdaq: TBLA), a global leader in powering recommendations for the open web, helping people discover things they may like, today announced its results for the quarter ended September 30, 2023.

“We had strong performance in Q3, beating the high end of our guidance across all metrics and achieved $128.4M in ex-TAC Gross Profit, $22.8M in Adjusted EBITDA and $22.8M in Free Cash Flow,” said Adam Singolda, CEO of Taboola. “Our overperformance in the quarter was due to the momentum in our core business working with publishers and performance advertisers, as well as Taboola growth engines, namely eCommerce and Taboola News, as well as our AI-powered bidding technology which was responsible for a 2x lift in revenue from Microsoft vs the prior year. In addition, we made significant progress with Yahoo in Q3, with Taboola now able to offer exclusive access to Yahoo’s global supply. Together with Yahoo, we are incredibly excited for Taboola becoming the first ever “must buy” ad-platform in the Open Web.”

For more commentary on the quarter, please refer to Taboola’s Q3 2023 Shareholder Letter, which was furnished to the SEC and also posted on Taboola’s website today at https://investors.taboola.com.

Third Quarter Results Summary

(dollars in millions, except per share data)	Three months ended September 30,
	2023	2022
	Unaudited		% change YoY	Guidance
Revenues	$360.2	$332.5	8.3%	$331 - $357
Gross profit	$100.7	$102.7	(2.0%)	$83 - $95
Net loss	$(23.1)	$(26.0)	(11.1%)
EPS diluted (1)	$(0.07)	$(0.10)	(35.7%)
Ratio of net loss to gross profit	(23.0%)	(25.3%)	—
Cash flow provided by operating activities	$32.5	$23.2	39.8%
Cash, cash equivalents, short-term deposits and investments	$250.7	$308.3	(18.7%)

Non-GAAP Financial Data *
ex-TAC Gross Profit	$128.4	$129.3	(0.7%)	$112 - $124
Adjusted EBITDA	$22.8	$24.2	(5.5%)	($2) - $10
Non-GAAP Net Income (Loss)	$6.7	$10.2	(34.4%)	($20) - ($8)
Ratio of Adjusted EBITDA to ex-TAC Gross Profit	17.8%	18.7%	—
Free Cash Flow	$22.8	$11.0	107.3%

1 The weighted-average shares used in the computation of the diluted EPS for the three months ended September 30, 2023 and 2022 are 352,591,043 and 255,160,597, respectively. The weighted-average shares for the three months ended September 30, 2023 include 45,198,702 Non-Voting Ordinary shares.

Business Highlights for Q3 2023

○
Revenue from new publisher partners continues to be an area of strength - Publisher wins that were new and from competitors included Nexstar, Adversports, Absolute Sports, Portal da Torcida, Nate, Excite Japan.

○	Renewed relationships with many well-known publishers including Gannett, Cox Media Group, Sport 1, NDTV, India Today, El Financiero, Internet Group.
○
Rolled out a new Taboola News partnership with realme, the world’s fastest-growing smartphone brand, powering recommendations on mobile devices for audiences in Europe, Southeast Asia and beyond, representing more than 6M devices.

○
New features and momentum for our Generative AI technology, including the introduction of Taboola Generative AI Admaker, which allows advertisers to edit existing creative automatically, instead of just creating images from scratch. For self service advertisers, every 4th new creative generated in our system is based on Generative AI tools we have released.

Fourth Quarter and Full Year 2023 Guidance

For the Fourth Quarter and Full Year 2023, the Company currently expects:

	Q4 2023 Guidance	FY 2023 Guidance
Unaudited
(dollars in millions)
Revenues	$418 - $449	$1,438 - $1,469
Gross profit	$132 - $148	$420 - $436
ex-TAC Gross Profit*	$164 - $179	$531 - $546
Adjusted EBITDA*	$26 - $33	$75 - $82
Non-GAAP Net Income (Loss)*	$6 - $11	$7 - $12

Although we provide guidance for Adjusted EBITDA and Non-GAAP Net Income (Loss), we are not able to provide guidance for projected net income (loss), the most directly comparable GAAP measure. Certain elements of net income (loss), including share-based compensation expenses and warrant valuations, are not predictable due to the high variability and difficulty of making accurate forecasts. As a result, it is impractical for us to provide guidance on net income (loss) or to reconcile our Adjusted EBITDA and Non-GAAP Net Income (Loss) guidance without unreasonable efforts. Consequently, no disclosure of projected net income (loss) is included. For the same reasons, we are unable to address the probable significance of the unavailable information.

Webcast Details

Taboola’s senior management team will discuss the Company’s earnings on a call that will take place on November 8, 2023, at 8:30 AM ET. The call can be accessed via webcast at https://investors.taboola.com. To access the call by phone, please go to this link to register   https://register.vevent.com/register/BIde7d71bf81ff40529269fd4f8823c5b9  and you will be provided with dial in details. The webcast will be available for replay for one year, through the close of business on November 8, 2024.

*About Non-GAAP Financial Information

This press release includes ex-TAC Gross Profit, Adjusted EBITDA, Ratio of Adjusted EBITDA to ex-TAC Gross Profit, Free Cash Flow, Non-GAAP Net Income (Loss), which are non-GAAP financial measures. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to revenues, gross profit, net income (loss), cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies.

The Company believes non-GAAP financial measures provide useful supplemental information to management and investors regarding future financial and business trends relating to the Company. The Company believes that the use of these measures provides an additional tool for investors to use in evaluating operating results and trends and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which items are excluded or included in calculating them, which may vary from period to period. Please refer to the appendix at the end of this press release for reconciliations to the most directly comparable measures in accordance with GAAP.

**About Cash Investment in Publisher Prepayments (Net)

We calculate cash investment in publisher prepayments (net) for a specific measurement period as the gross amount of cash publisher prepayments we made in that measurement period minus the amortization of publisher prepayments that were included in traffic acquisition cost during that measurement period, which were the result of cash publisher prepayments made in that measurement period and previous periods.

Note Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements. Forward-looking statements generally relate to future events including future financial or operating performance of Taboola.com Ltd. (the “Company”). In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “guidance”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “target”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Uncertainties and risk factors that could affect the Company’s future performance and cause results to differ from the forward-looking statements in this press release include, but are not limited to: the Company’s ability to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; the Company’s ability to successfully integrate the Connexity acquisition; changes in applicable laws or regulations; the Company’s estimates of expenses and profitability and underlying assumptions with respect to accounting presentations and purchase price and other adjustments; the extent to which we will voluntarily prepay additional long-term debt or buyback any of our Ordinary shares pursuant to authority granted by the Company’s Board of Directors, which may depend upon market and economic conditions; other business opportunities and priorities; and, with respect to the buyback of our Ordinary shares, the availability of sufficient continuing authority being approved and re-approved as necessary by the Tel Aviv District Court Economic Department to permit share buybacks (and our continued use of a net issuance mechanism to satisfy tax withholding obligations related to equity-based compensation on behalf of our directors, officers and other employees) or other factors; the Company’s ability to transition to and fully launch the native advertising service for Yahoo on the currently anticipated schedule or at all; the ability to generate or achieve the increase in Adjusted EBITDA and Free Cash Flow in 2024 or our expected revenue run-rate once Yahoo integration is live, in each case to the levels assumed in this press release or at all; ability to attract new digital properties and advertisers; ability to meet minimum guarantee requirements in contracts with digital properties; intense competition in the digital advertising space, including with competitors who have significantly more resources; ability to grow and scale the Company’s ad and content platform through new relationships with advertisers and digital properties; ability to secure high quality content from digital properties; ability to maintain relationships with current advertiser and digital property partners; ability to prioritize investments to improve profitability and free cash flow; ability to make continued investments in the Company’s AI-powered technology platform; the need to attract, train and retain highly-skilled technical workforce; changes in the regulation of, or market practice with respect to, “third party cookies” and its impact on digital advertising; continued engagement by users who interact with the Company’s platform on various digital properties; reliance on a limited number of partners for a significant portion of the Company’s revenue; changes in laws and regulations related to privacy, data protection, advertising regulation, competition and other areas related to digital advertising; ability to enforce, protect and maintain intellectual property rights; and risks related to the fact that we are incorporated in Israel and governed by Israeli law; the potential impacts of the war in Israel to the Company’s operations; the Company’s ability to receive the requisite Israeli court approvals to conduct current or future share repurchases; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 under Part 1, Item 1A “Risk Factors” and in the Company’s subsequent filings with the Securities and Exchange Commission.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no duty to update these forward-looking statements except as may be required by law.

About Taboola
Taboola powers recommendations for the open web, helping people discover things they may like.

The Company’s platform, powered by artificial intelligence, is used by digital properties, including websites, devices and mobile apps, to drive monetization and user engagement. Taboola has long-term partnerships with some of the top digital properties in the world, including CNBC, BBC, NBC News, Business Insider, The Independent and El Mundo.

Approximately 18,000 advertisers use Taboola to reach nearly 600 million daily active users in a brand-safe environment. Following the acquisition of Connexity in 2021, Taboola is a leader in powering e-commerce recommendations, driving more than 1 million monthly transactions each month. Leading brands, including Walmart, Macy’s, Wayfair, Skechers and eBay are among key customers.

Learn more at www.taboola.com and follow @taboola on Twitter.

Investor Contact:	Press Contact:

Jessica Kourakos	Dave Struzzi

investors@taboola.com	press@taboola.com

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	September 30, 2023	December 31, 2022
	Unaudited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$238,259	$165,893
Short-term investments	12,467	96,914
Restricted deposits	1,487	750
Trade receivables (net of allowance for credit losses of $10,794 and $6,748 as of September 30, 2023 and December 31, 2022, respectively)	232,118	256,708
Prepaid expenses and other current assets	71,549	73,643
Total current assets	555,880	593,908
NON-CURRENT ASSETS
Long-term prepaid expenses	40,854	42,945
Commercial agreement asset	289,451	—
Restricted deposits	4,111	4,059
Deferred tax assets, net	3,467	3,821
Operating lease right of use assets	65,003	66,846
Property and equipment, net	75,792	73,019
Intangible assets, net	141,235	189,156
Goodwill	555,931	555,869
Total non-current assets	1,175,844	935,715
Total assets	$1,731,724	$1,529,623

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	September 30, 2023	December 31, 2022
	Unaudited
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade payables	$252,727	$247,504
Short-term operating lease liabilities	19,015	14,753
Accrued expenses and other current liabilities	108,229	102,965
Current maturities of long-term loan	53,000	3,000
Total current liabilities	432,971	368,222
LONG-TERM LIABILITIES
Long-term loan, net of current maturities	141,829	223,049
Long-term operating lease liabilities	52,232	57,928
Warrants liability	6,023	6,756
Deferred tax liabilities, net	25,560	34,133
Other long-term liabilities	6,000	5,000
Total long-term liabilities	231,644	326,866
SHAREHOLDERS’ EQUITY
Ordinary shares with no par value- Authorized: 700,000,000 as of September 30, 2023 and December 31, 2022; 300,692,928 and 254,133,863 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Non-voting Ordinary shares with no par value- Authorized: 46,000,000 as of September 30, 2023 and December 31, 2022; 45,198,702 and 0 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Treasury Ordinary shares, at cost - 6,672,915 and 0 shares as of September 30, 2023 and December 31, 2022, respectively	(23,157)	—
Additional paid-in capital	1,244,667	903,789
Accumulated other comprehensive loss	(218)	(834)
Accumulated deficit	(154,183)	(68,420)
Total shareholders’ equity	1,067,109	834,535
Total liabilities and shareholders’ equity	$1,731,724	$1,529,623

CONSOLIDATED STATEMENTS OF LOSS

U.S. dollars in thousands, except share and per share data

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	Unaudited
Revenues	$360,221	$332,462	$1,019,911	$1,029,883
Cost of revenues:
Traffic acquisition cost	231,786	203,125	652,602	619,109
Other cost of revenues	27,776	26,649	80,001	79,695
Total cost of revenues	259,562	229,774	732,603	698,804
Gross profit	100,659	102,688	287,308	331,079
Operating expenses:
Research and development	35,890	36,237	101,876	100,728
Sales and marketing	59,664	63,216	181,431	190,989
General and administrative	23,839	24,685	76,533	78,062
Total operating expenses	119,393	124,138	359,840	369,779
Operating loss	(18,734)	(21,450)	(72,532)	(38,700)
Finance income (expenses), net	(4,402)	(3,570)	(11,383)	12,389
Loss before income taxes expenses	(23,136)	(25,020)	(83,915)	(26,311)
Income tax expenses	—	(1,006)	(1,848)	(848)
Net loss	$(23,136)	$(26,026)	$(85,763)	$(27,159)

Net loss per share attributable to Ordinary and Non-voting Ordinary shareholders, basic and diluted	$(0.07)	$(0.10)	$(0.25)	$(0.11)
Weighted-average shares used in computing net loss per share, basic and diluted	352,591,043	255,160,597	345,631,022	251,865,831

1 The weighted-average shares used in the computation of the basic and diluted net loss per share the three months ended September 30, 2023 and 2022 are 352,591,043 and 255,160,597, respectively, and for the nine months ended September 30, 2023 and 2022 are 345,631,022 and 251,865,831, respectively. The weighted-average shares for the three and nine months ended September 30, 2023 include 45,198,702 Non-Voting Ordinary shares.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

U.S. dollars in thousands

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	Unaudited
Net loss	$(23,136)	$(26,026)	$(85,763)	$(27,159)
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale marketable securities	46	(445)	503	(704)
Unrealized gains (losses) on derivative instruments, net	570	1,504	113	(2,020)
Other comprehensive income (loss)	616	1,059	616	(2,724)
Comprehensive loss	$(22,520)	$(24,967)	$(85,147)	$(29,883)

SHARE-BASED COMPENSATION BREAK-DOWN BY EXPENSE LINE

U.S. dollars in thousands

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	Unaudited
Cost of revenues	$999	$673	$3,082	$2,227
Research and development	6,256	7,343	18,281	20,888
Sales and marketing	4,127	5,654	12,813	18,351
General and administrative	4,869	5,040	14,692	17,505
Total share-based compensation expenses	$16,251	$18,710	$48,868	$58,971

DEPRECIATION AND AMORTIZATION BREAK-DOWN BY EXPENSE LINE

U.S. dollars in thousands

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	Unaudited
Cost of revenues	$11,006	$8,669	$27,764	$25,189
Research and development	564	654	1,758	1,994
Sales and marketing	13,531	13,692	40,566	40,917
General and administrative	215	207	621	611
Total depreciation and amortization expense	$25,316	$23,222	$70,709	$68,711

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	Unaudited
Cash flows from operating activities
Net loss	$(23,136)	$(26,026)	$(85,763)	$(27,159)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	25,316	23,222	70,709	68,711
Share-based compensation expenses	16,251	18,710	48,868	58,971
Net loss from financing expenses	1,033	3,417	1,269	7,733
Revaluation of the Warrants liability	241	(988)	(733)	(26,988)
Amortization of loan and credit facility issuance costs	329	291	1,220	1,006
Amortization of premium and accretion of discount on short-term investments, net	(393)	(185)	(923)	(322)
Change in operating assets and liabilities:
Decrease (increase) in trade receivables, net	(14,681)	15,056	24,590	60,672
Decrease (increase) in prepaid expenses and other current assets and long-term prepaid expenses	(6,088)	(7,571)	2,554	(13,921)
Increase (decrease) in trade payables	31,952	(2,134)	2,222	(54,659)
Increase (decrease) in accrued expenses and other current liabilities and other long-term liabilities	3,565	(2,570)	5,377	(25,516)
Increase (decrease) in deferred taxes, net	(1,724)	2,800	(8,218)	(9,676)
Change in operating lease right of use assets	4,372	3,897	12,447	11,536
Change in operating lease liabilities	(4,578)	(4,700)	(12,038)	(16,962)
Net cash provided by operating activities	32,459	23,219	61,581	33,426
Cash flows from investing activities
Purchase of property and equipment, including capitalized internal-use software	(9,661)	(12,224)	(19,839)	(28,476)
Cash paid in connection with acquisitions, net of cash acquired	—	(7,361)	—	(7,981)
Proceeds from (investment in) restricted deposits	(253)	88	(594)	98
Proceeds from sales and maturities of short-term investments	30,033	6,160	107,669	6,160
Purchase of short-term investments	—	(51,527)	(21,991)	(126,382)
Release of escrow funds in connection with acquisition of subsidiary	—	2,100	—	—
Net cash provided by (used in) investing activities	20,119	(62,764)	65,245	(156,581)
Cash flows from financing activities
Exercise of options and vested RSUs	2,973	1,435	5,429	7,467
Payment of tax withholding for share-based compensation expenses	(1,305)	(1,925)	(3,213)	(4,110)
Repurchase of Ordinary shares	(18,799)	—	(23,157)	—
Repayment of long-term loan	(750)	(750)	(32,250)	(2,250)
Costs associated with entering into a revolving credit facility	—	(1,061)	—	(1,061)
Net cash provided by (used in) financing activities	(17,881)	(2,301)	(53,191)	46
Exchange rate differences on balances of cash and cash equivalents	(1,033)	(3,417)	(1,269)	(7,733)
Increase (decrease) in cash and cash equivalents	33,664	(45,263)	72,366	(130,842)
Cash and cash equivalents - at the beginning of the period	204,595	233,740	165,893	319,319
Cash and cash equivalents - at end of the period	$238,259	$188,477	$238,259	$188,477

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	Unaudited
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Income taxes	$3,102	$6,437	$9,935	$22,599
Interest	$4,813	$4,721	$14,580	$15,094
Non-cash investing and financing activities:
Purchase of property and equipment, including capitalized internal-use software	$5,694	$2,764	$5,694	$2,764
Share-based compensation included in capitalized internal-use software	$399	$440	$1,731	$1,460
Creation of operating lease right-of-use assets	$5,011	$8,541	$10,604	$11,648

  APPENDIX: Non-GAAP Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022 (Unaudited)

The following table provides a reconciliation of revenues to ex-TAC Gross Profit.

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	(dollars in thousands)
Revenues	$360,221	$332,462	$1,019,911	$1,029,883
Traffic acquisition cost	231,786	203,125	652,602	619,109
Other cost of revenues	27,776	26,649	80,001	79,695
Gross profit	$100,659	$102,688	$287,308	$331,079
Add back: Other cost of revenues	27,776	26,649	80,001	79,695
ex-TAC Gross Profit	$128,435	$129,337	$367,309	$410,774

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA.

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	(dollars in thousands)
Net loss	$(23,136)	$(26,026)	$(85,763)	$(27,159)
Adjusted to exclude the following:
Finance (income) expenses, net	4,402	3,570	11,383	(12,389)
Income tax expenses	—	1,006	1,848	848
Depreciation and amortization	25,316	23,222	70,709	68,711
Share-based compensation expenses	13,605	15,937	41,022	50,616
Restructuring expenses (1)	—	3,383	—	3,383
Holdback compensation expenses (2)	2,646	2,773	7,846	8,355
M&A and other costs (3)	—	292	1,571	816
Adjusted EBITDA	$22,833	$24,157	$48,616	$93,181

1 Costs associated with the Company’s cost restructuring program implemented in September 2022.
2 Represents share-based compensation due to holdback of Taboola Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.
3 Includes one-time costs related to the Commercial agreement.

We calculate Ratio of net income (loss) to gross profit as net income (loss) divided by gross profit. We calculate Ratio of Adjusted EBITDA to ex-TAC Gross Profit, a non-GAAP measure, as Adjusted EBITDA divided by ex-TAC Gross Profit. We believe that the Ratio of Adjusted EBITDA to ex-TAC Gross Profit is useful because TAC is what we must pay digital properties to obtain the right to place advertising on their websites, and we believe focusing on ex-TAC Gross Profit better reflects the profitability of our business. The following table reconciles Ratio of net income (loss) to gross profit and Ratio of Adjusted EBITDA to ex-TAC Gross Profit for the period shown.

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	(dollars in thousands)
Gross profit	$100,659	$102,688	$287,308	$331,079
Net loss	$(23,136)	$(26,026)	$(85,763)	$(27,159)
Ratio of net loss to gross profit	(23.0%)	(25.3%)	(29.9%)	(8.2%)

ex-TAC Gross Profit	$128,435	$129,337	$367,309	$410,774
Adjusted EBITDA	$22,833	$24,157	$48,616	$93,181
Ratio of Adjusted EBITDA margin to ex-TAC Gross Profit	17.8%	18.7%	13.2%	22.7%

The following table provides a reconciliation of net income (loss) to Non-GAAP Net Income.

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	(dollars in thousands)
Net loss	$(23,136)	$(26,026)	$(85,763)	$(27,159)
Amortization of acquired intangibles	15,980	15,983	47,911	47,591
Share-based compensation expenses	13,605	15,937	41,022	50,616
Restructuring expenses (1)	—	3,383	—	3,383
Holdback compensation expenses (2)	2,646	2,773	7,846	8,355
M&A and other costs (3)	—	292	1,571	816
Revaluation of Warrants	241	(988)	(733)	(26,988)
Foreign currency exchange rate losses (4)	859	347	625	3,053
Income tax effects	(3,491)	(1,486)	(11,282)	(11,563)
Non-GAAP Net Income	$6,704	$10,215	$1,197	$48,104

1 Costs associated with the Company’s cost restructuring program implemented in September 2022.
2 Represents share-based compensation due to holdback of Taboola Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.
3  Includes one-time costs related to the Commercial agreement.
4 Represents income or loss related to the remeasurement of monetary assets and liabilities to the Company’s functional currency using exchange rates in effect at the end of the reporting period.

The following table provides a reconciliation of net cash provided by operating activities to Free Cash Flow.

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	(dollars in thousands)
Net cash provided by operating activities	$32,459	$23,219	$61,581	$33,426
Purchases of property and equipment, including capitalized internal-use software	(9,661)	(12,224)	(19,839)	(28,476)
Free Cash Flow	$22,798	$10,995	$41,742	$4,950

APPENDIX: Non-GAAP Guidance Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q4 2023 AND FULL YEAR 2023 GUIDANCE

(Unaudited)

The following table provides a reconciliation of projected gross profit to ex-TAC Gross Profit.

	Q4 2023 Guidance	FY 2023 Guidance
Unaudited
(dollars in millions)
Revenues	$418 - $449	$1,438 - $1,469
Traffic acquisition cost	($255) - ($270)	$907 - $923
Other cost of revenues	($31) - ($30)	($111) - ($110)
Gross profit	$132 - $148	$420 - $436
Add back: Other cost of revenues	($31) - ($30)	($111) - ($110)
ex-TAC Gross Profit	$164 - $179	$531 - $546

Although we provide a projection for Free Cash Flow, we are not able to provide a projection for net cash provided by operating activities, the most directly comparable GAAP measure. Certain elements of net cash provided by operating activities, including taxes and timing of collections and payments, are not predictable therefore projecting an accurate forecast is difficult. As a result, it is impractical for us to provide projections on net cash provided by operating activities or to reconcile our Free Cash Flow projections without unreasonable efforts. Consequently, no disclosure of projected net cash provided by operating activities is included. For the same reasons, we are unable to address the probable significance of the unavailable information.